EXHIBIT 10.1

FIRST AMENDMENT TO THIRD

AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is dated as of September 6, 2017, by and among PILGRIM’S PRIDE CORPORATION, a Delaware corporation (the “Company”), TO-RICOS, LTD., a Bermuda company, and TO-RICOS DISTRIBUTION, LTD., a Bermuda company, as borrowers (collectively with the Company, the “Borrowers”), each of the various financial institutions which is a signatory hereto, as a Lender, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, in its capacity as administrative agent and collateral agent (in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, certain other Subsidiaries of the Company, the financial institutions signatory thereto as “Lenders”, and Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of May 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Moy Park Acquisition Agreement (as defined in Section 1 below) , the Moy Park Acquisition Sub (as defined in Section 1 below) will acquire all of the Equity Interests of Granite Holdings Sàrl, an entity organized under the laws of Luxembourg, from JBS S.A. (the “Moy Park Acquisition”); and

WHEREAS, in connection with the Moy Park Acquisition, the Borrowers have requested that certain terms and conditions of the Credit Agreement be amended as more specifically set forth herein and the Administrative Agent and the Required Lenders have agreed to the requested amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, and further agree as follows:

1.    Amendments to Credit Agreement.

(a)    Section 1.1 of the Credit Agreement, Defined Terms, is hereby modified and amended by deleting the definitions of “Intangible Assets” and “Prepayment Event” set forth therein in their entirety and inserting in lieu thereof the following:

““Intangible Assets” means assets of the Company on a consolidated basis that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs; provided that solely for purposes of determining the Moy Park Intangible Amount to be included in the calculation of Intangible Assets for any purpose hereunder, any such calculation made on a pro forma basis for the Fiscal Quarter ended June 25, 2017 and any such calculation for the Fiscal Quarter ending September 24, 2017 shall in each case only include 25% of the Moy Park Intangible Amount, and thereafter, the percentage of the Moy Park Intangible Amount included in the calculation of Intangible Assets shall increase by 5% for the Fiscal Quarter ending December 31, 2017, and for each subsequent Fiscal Quarter thereafter until the full Moy Park Intangible Amount is included in the calculation of Intangible Assets; provided, further, that the aggregate amount included as an Intangible Asset for the Moy Park Acquisition shall not exceed the actual Moy Park Intangible Amount at the time of such calculation.

“Prepayment Event” means:

(a)    any sale, transfer or other disposition of any property or asset of any Loan Party described in Section 6.05(e), (g), (h) or (m); provided that the receipt of amounts from transactions described in this paragraph (a) shall constitute a Prepayment Event only to the extent such amounts exceed $25,000,000 in any Fiscal Year; or

(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than $5,000,000; provided that the receipt of amounts from transactions described in this paragraph (b) shall constitute a Prepayment Event only to the extent such amounts exceed $25,000,000 in any Fiscal Year; or

(c)    the issuance of any Equity Interests of, or contributions to, the Company, other than any of the foregoing if the Net Proceeds therefrom are (i) used to finance a Permitted Acquisition or to repay or refinance all or any portion of Indebtedness under the Moy Park Bridge Financing, (ii) used to make Capital Expenditures in accordance with Section 6.12 or (iii) received by the Company in connection with issuances to directors, officers, employees or members of management of the Company or any Subsidiary (or the estates, heirs, family members, spouses or former spouses of any of the foregoing) pursuant to any employee benefit plan or employment agreement, or for other compensatory reasons; or

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(d)    the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Section 6.01(t)(i), unless the Net Proceeds of such Indebtedness are used to finance a Permitted Acquisition or to repay or refinance all or any portion of Indebtedness under the Moy Park Bridge Financing).”

(b)    Section 1.1 of the Credit Agreement, Defined Terms, is hereby modified and amended by adding the following new defined terms thereto in appropriate alphabetical order:

““Moy Park Acquisition” means the acquisition by the Moy Park Acquisition Sub of all of the Equity Interests of the Moy Park Target pursuant to the terms of the Moy Park Acquisition Agreement.

“Moy Park Acquisition Agreement” means that certain Share Purchase Agreement by and among JBS S.A., the Company, the Moy Park Target and the Moy Park Acquisition Sub.

“Moy Park Acquisition Sub” means the wholly owned Subsidiary of the Company that will acquire all of the Equity Interests of the Moy Park Target.

“Moy Park Bridge Financing” means an unsecured short-term or bridge term loan financing arrangement in the principal amount not to exceed $800,000,000 entered into by the Company, the Moy Park Acquisition Sub or a Subsidiary thereof, as borrower or maker, and the Company or a Subsidiary thereof, as guarantor, with and in favor of JBS S.A. or a Subsidiary thereof, as lender or payee, for the purpose of financing the consummation of the Moy Park Acquisition; provided that (a) interest shall accrue on such Indebtedness at a rate not to exceed 8% per annum of the outstanding principal amount of such Indebtedness and customary default interest, (b) except for a one-time fee in an amount not to exceed 1.5% of the outstanding principal amount of such Indebtedness, no fees shall be payable in connection with such Indebtedness, (c) such Indebtedness shall not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (including pursuant to a sinking fund obligation) prior to its stated maturity date (in each case, other than mandatory repayment events required upon the incurrence of unsecured Indebtedness or the issuance of Equity Interests as permitted by Section 6.01(t)), (d) such Indebtedness shall be subordinated in right of payment and action to the Obligations in a manner reasonably acceptable to Administrative Agent and (e) such Indebtedness shall not contain any financial

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performance covenants, shall not be cross defaulted (but may be cross accelerated) to this Agreement and any baskets, thresholds and the equivalent set forth in any covenants and events of default therein (including change of control provisions) are less restrictive than the analogous baskets, thresholds and the equivalent set forth in the covenants and events of default contained in this Agreement.

“Moy Park Bridge Financing Permitted Payments” means payments made at any time by the Company, the Moy Park Acquisition Sub or any Subsidiary of the Moy Park Acquisition Sub out of their respective available cash on hand to pay amounts outstanding under the Moy Park Bridge Financing, provided that both immediately before and after giving effect to each such payment, on a Pro Forma Basis:

(a)    the Borrowers shall be in compliance with the covenant set forth in Section 6.13;

(b)    Availability is not less than the greater of $250,000,000 or 30% of the Revolving Commitment; and

(c)    no Default or Event of Default shall have occurred and be continuing.

“Moy Park Intangible Amount” means, as of the date of any determination, the amount of goodwill and other intangible assets attributable to the Moy Park Target as of such determination, as determined in accordance with GAAP.

“Moy Park Target” means Granite Holdings Sàrl, an entity organized under the laws of Luxembourg and the owner of 100% of the Equity Interests of Moy Park Holdings (Europe) Limited.”

(c)    Section 1.1 of the Credit Agreement, Defined Terms, is hereby modified and amended by deleting the reference to “Section 6.03(b)” in clause (c) of the definition of “Permitted Acquisition” and substituting in lieu thereof the reference to “Section 6.03(c)”.

(d)    Article III of the Credit Agreement, REPRESENTATIONS AND WARRANTIES, is hereby modified and amended by adding the following new Section 3.23, Source of Repayments, immediately after Section 3.22 thereof:

“SECTION 3.23. Source of Repayments. The funds used as the source of the Borrowers’ repayments to the Lenders have not been derived, directly or indirectly, from activities in violation of any law, rule, regulation, order, or decree of any Governmental Authority, including those identified specifically in Section 5.08, except where the foregoing (other than those specified in clauses (w) to (y) of Section 5.08), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.”

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(e)    Section 5.08 of the Credit Agreement, Use of Proceeds, is hereby modified and amended by deleting such section in its entirety and inserting in lieu thereof the following:

“SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used (a) on the Effective Date, (i) for the PPC Refinancing, and (ii) to pay the fees and expenses incurred in connection with the Transactions and (b) on and after the Effective Date, to finance the general corporate purposes of the Borrowers (including Capital Expenditures, Permitted Acquisitions, payments of principal and interest on the Loans, and any refinancing(s) of or modifications to Indebtedness permitted in this Agreement, subject to the relevant limitations contained in this Agreement). No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Loan Party will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (w) to fund in violation of Sanctions any activities or business of or with any Person, or in any country, region, or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, including, without limitation, currently the Region of Crimea, Cuba, Iran, North Korea, Sudan and Syria, (x) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise), (y) directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws that may be applicable, or (z) in violation of any other law, rule, regulation, order or decree of any Government Authority except, in the case of this clause (z), where the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.”

(f)    Article V of the Credit Agreement, AFFIRMATIVE COVENANTS, is hereby modified and amended by adding the following new Section 5.14, Source of Repayments, immediately after Section 5.13 thereof:

“SECTION 5.14. Source of Repayments. The funds used as the source of the Borrowers’ repayments to the Lenders shall not derive, directly or indirectly, from activities in violation of any

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rule, regulation, order, or decree of any Governmental Authority, including those identified specifically in Section 5.08, except, in each case (other than those specified in clauses (w) to (y) of Section 5.08), where the foregoing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.”

(g)    Section 6.01 of the Credit Agreement, Indebtedness, is hereby modified and amended by deleting clause (i) of such section in its entirety and inserting in lieu thereof the following:

“(i)    Indebtedness of (i) PPC Mexico and its Mexican Subsidiaries in respect of the Mexican Credit Facility in an aggregate principal amount not to exceed the greater of $100,000,000 or MXN$1,500,000,000 at any time outstanding and (ii) the Moy Park Target and its Subsidiaries in the aggregate principal amount not to exceed the greater of $225,000,000 or £150,000,000 at any time outstanding;”

(h)    Section 6.01 of the Credit Agreement, Indebtedness, is hereby further modified and amended by deleting clause (t) of such section in its entirety and inserting in lieu thereof the following:

“(t)    other (i) unsecured Indebtedness (including the aggregate principal amount of the 2015 Senior Notes and any Permitted Subordinated Indebtedness at any time outstanding) in an aggregate principal amount not to exceed at any time outstanding the result of (A) $4,000,000,000 minus (B) the principal amount of all secured Indebtedness then outstanding (including pursuant to Section 6.01(a), (b), (e), and (t)(ii) but excluding pursuant to Section 6.01(i)), and (ii) secured Indebtedness in an aggregate amount not to exceed $50,000,000 at any time outstanding, provided that (X) no principal payment or prepayment shall be made under such Indebtedness prior to six months following the latest Maturity Date in effect on the date of the incurrence of such Indebtedness (other than (1) in the case of unsecured Indebtedness permitted by clause (i) above, (I) in connection with a refinancing of such Indebtedness with new unsecured Indebtedness permitted by clause (t)(i) to the extent such proceeds are not required to repay the Loans pursuant to Section 2.12(c), (II) with the proceeds of the issuance of any Equity Interests of the Company to the extent such Equity Interest proceeds are not required to repay the Loans pursuant to Section 2.12(c) and (III) Moy Park Bridge Financing Permitted Payments, and (2) in the case of secured Indebtedness permitted by clause (ii) above, in connection with a refinancing of such Indebtedness permitted by clause (t)(ii) and Section 6.02), unless

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in each case, both concurrently with and after giving effect to such payment under such Indebtedness, there are no Loans outstanding, (Y) the stated maturity date of such Indebtedness shall not be earlier than six months following the latest Maturity Date in effect on the date of the incurrence of such Indebtedness (other than the Moy Park Bridge Financing); and (Z) no such Indebtedness may be created or incurred unless both before and after giving effect to such Indebtedness, on a Pro Forma Basis (1) no Default or Event of Default shall exist or result therefrom, and (2) the Borrowers shall be in compliance with the covenant set forth in Section 6.13 for the Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) ending immediately prior to the incurrence of such Indebtedness;”

(i)    Section 6.02 of the Credit Agreement, Liens, is hereby modified and amended by deleting clause (i) of such section in its entirety and inserting in lieu thereof the following:

“(i)    Liens solely on the assets of the Foreign Subsidiaries and Equity Interests issued by the Foreign Subsidiaries, in each case that secure outstanding Indebtedness permitted by Section 6.01(i); and”

(j)    Section 6.04 of the Credit Agreement, Investments, Loans, Advances, Guarantees and Acquisitions, is hereby modified and amended by deleting clause (c) of such section in its entirety and inserting in lieu thereof the following:

“(c)    Investments among the Borrowers and the Subsidiaries; provided that any Investment of any Loan Party in any Subsidiary that is not a Loan Party shall not in the aggregate exceed the amount of $400,000,000 at any time for all such Investments made after the Original Closing Date, except that such amount shall not include or otherwise restrict (i) any amounts that are contributed, loaned or otherwise transferred by the Company or any Subsidiary thereof in or to the Moy Park Acquisition Sub for the purpose of paying the total consideration for the Moy Park Acquisition in excess of the amount of the Moy Park Bridge Financing to the extent permitted by Section 6.09(k)(iii), (ii) the contribution or advance by the Company or any Subsidiary thereof to the Moy Park Acquisition Sub of (A) the proceeds of new unsecured Indebtedness of the Company permitted by Section 6.01(t)(i), (B) the proceeds of the issuance of Equity Interests by the Company, and (C) Moy Park Bridge Financing Permitted Payments, in each case solely for the purposes of paying amounts outstanding under, or refinancing, the Moy Park Bridge Financing, and (iii) in the event that the Investment permitted in clause (ii) above is structured as a loan by the Company or any Subsidiary

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thereof to the Moy Park Acquisition Sub, the contribution by the Company or a Subsidiary thereof of the note evidencing such Indebtedness to another of its Subsidiaries;”

(k)    Section 6.08 of the Credit Agreement, Restricted Payments: Certain Payments of Indebtedness and Management Fees, is hereby modified and amended by deleting subclauses (i) and (ii) of clause (b) of such section in their entirety and inserting in lieu thereof, respectively, the following:

“(i)    (A) payment of amounts outstanding under the Moy Park Bridge Financing with Moy Park Bridge Financing Permitted Payments, and (B) payment of regularly scheduled interest and principal payments as and when due, subject to any restrictions set forth in this Agreement (including, without limitation, the restrictions set forth in Section 6.01(t));

(ii)    (A) any refinancing, refunding, extension, renewal or replacement of such Indebtedness to the extent permitted by Section 6.01, (B) repayment of any Indebtedness of the Moy Park Target or any of its Subsidiaries outstanding on the date the Moy Park Acquisition is consummated, and (C) any principal payments made with respect to any Indebtedness under a revolving credit or receivables facility of a Foreign Subsidiary; and”

(l)    Section 6.09 of the Credit Agreement, Transactions with Affiliates, is hereby modified and amended by deleting clause (k) of such section in its entirety and inserting in lieu thereof the following:

“(k)    the following transactions with any Affiliate that is not a Subsidiary:

(i)    Indebtedness permitted under Section6.01(b) and (r);

(ii)    Investments permitted under Section 6.04(b), (e), (h), (q) (provided that the relevant Investments are at prices and on terms and conditions not less favorable than could be obtained on an arm’s-length basis from unrelated third parties), (s) and (t);

(iii)    the Moy Park Acquisition provided the total consideration to be paid by the Company and its Subsidiaries for the Moy Park Acquisition does not exceed £1,100,000,000; and

(iv)    the Moy Park Bridge Financing;”

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(m)    Section 6.10 of the Credit Agreement, Restrictive Agreements, is hereby modified and amended by deleting clause (iii) of the first proviso of such section in its entirety and inserting in lieu thereof the following:

“(iii) restrictions and conditions imposed upon the Company (but solely with respect to the Equity Interests held by the Company in PPC Mexico or any other Foreign Subsidiary), PPC Mexico and its Subsidiaries, and any other Foreign Subsidiary and its Subsidiaries, in each case with respect to Indebtedness of PPC Mexico or such other Foreign Subsidiary permitted by Section 6.01(i);”

(n)    Section 6.10 of the Credit Agreement, Restrictive Agreements, is hereby further modified and amended by deleting clause (vii) of the first proviso of such section in its entirety and inserting in lieu thereof the following:

“(vii) any agreement in effect at the time such Person becomes a Subsidiary of the Company, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Company (provided that such restrictions and conditions apply only to such Subsidiary, its Subsidiaries and their respective assets, and not any Loan Party or other Subsidiary or the assets of any Loan Party or other Subsidiary);”

(o)    Section 6.13 of the Credit Agreement, Minimum Consolidated Tangible Net Worth, is hereby modified and amended by deleting such section in its entirety and inserting in lieu thereof the following:

“SECTION 6.13. Minimum Consolidated Tangible Net Worth. The Borrowers shall maintain as of the Fiscal Quarter ending March 26, 2017, and as of the end of each Fiscal Quarter thereafter, Consolidated Tangible Net Worth of not less than an amount equal to the sum of (a) $370,000,000, plus (b) for each Fiscal Quarter ending September 24, 2017 and December 31, 2017, an amount equal to 50% of Net Income (excluding any Net Income that is a loss for such period of determination) of the Company and the Subsidiaries for each such Fiscal Quarter, as reported in the Company’s unaudited financial statements for each such Fiscal Quarter, on a cumulative basis, plus (c) for the Fiscal Year ended 2018 and each Fiscal Year thereafter, an amount equal to 50% of cumulative Net Income (excluding any Net Income that is a loss for such period of determination) of the Company and the Subsidiaries as reported in the Company’s audited financial statements for each such Fiscal Year, in each case for purposes of this clause (c), on a cumulative basis.”

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2.    No Other Amendments. Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any right, power or remedy of Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Loan Parties hereby ratify and confirm their obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. The Loan Parties acknowledge and expressly agree that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.

3.    Representations and Warranties. In consideration of the execution and delivery of this Amendment by Administrative Agent and the Required Lenders, each Loan Party hereby represents and warrants in favor of Administrative Agent and the Lenders as follows:

(a)    The execution, delivery and performance by each Loan Party of this Amendment (i) are all within such Loan Party’s organizational powers, (ii) have been duly authorized, (iii) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (iv) will not violate any Requirement of Law applicable to any Loan Party or any of the Subsidiaries, (v) will not violate or result in a default under any indenture or other agreement or instrument binding upon any Loan Party or any of the Subsidiaries or its assets, or give rise to a right under any such indenture, agreement or instrument (other than a Loan Document) to require any payment to be made by any Loan Party or any of the Subsidiaries, and (vii) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of the Subsidiaries, except Liens created or permitted pursuant to the Loan Documents, except to the extent that any such failure to make or obtain, or any such violation, default or payment, in each case referred to in clauses (iii) through (v), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)    This Amendment has been duly executed and delivered by each Loan Party, and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)    The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, both before and after giving effect to this Amendment, except that such representations and warranties (i) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (ii) shall be true and correct in all respects to the extent they are qualified by a materiality standard; and

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(d)    Immediately after giving effect hereto, no event has occurred and is continuing which constitutes a Default or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

4.    Effectiveness. This Amendment shall become effective as of the date set forth above upon Administrative Agent’s receipt of each of the following, in form and substance satisfactory to Administrative Agent:

(a)    this Amendment duly executed by the applicable Loan Parties, Administrative Agent, and the Required Lenders; and

(b)    all other certificates, reports, statements, instruments or other documents as Administrative Agent may have reasonably requested prior to the effectiveness of this Amendment.

5.    Moy Park Acquisition Agreement. The Borrowers covenant and agree to deliver to the Administrative Agent a copy of the duly executed Moy Park Acquisition Agreement (together with all disclosure schedules and other material agreements executed in connection therewith or required by the terms thereof). The Borrowers may, following the consummation of the Moy Park Acquisition, provide updates of the disclosure schedules to the Credit Agreement to the Administrative Agent solely with respect the Moy Park Target and its Subsidiaries involving matters existing as of the date of the Moy Park Acquisition, provided that such updates will be subject to the prior approval of the Administrative Agent in its reasonable discretion.

6.    Costs and Expenses. The Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Administrative Agent with respect thereto).

7.    Affirmation of Guaranty/Loan Documents. Each Loan Party hereby acknowledges that as of the date hereof, the security interests and liens granted to Administrative Agent for the benefit of the Secured Parties under the Loan Documents are in full force and effect and are enforceable in accordance with the terms of the applicable Loan Documents, and will continue to secure the Obligations. Additionally, by executing this Amendment, each U.S. Loan Guarantor and each Bermuda Loan Guarantor hereby acknowledges, consents and agrees that all of its respective obligations and liability under the U.S. Guaranty and Bermuda Guaranty (as applicable) and all other Loan Documents to which such U.S. Loan Guarantor or Bermuda Loan Guarantor is a party remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under the U.S. Guaranty and Bermuda Guaranty and all other Loan Documents.

8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

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9.    Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

10.    Governing Law. This Amendment shall be construed in accordance with, and this Amendment and all matters arising out of or relating in any way whatsoever to this Amendment (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligation Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

11.    Final Agreement. This Amendment represents the final agreement between the Loan Parties, Administrative Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

12.    Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes under the Credit Agreement.

13.    No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.

BORROWERS:	PILGRIM’S PRIDE CORPORATION

	By:	/s/ Fabio Sandri
	Name:	Fabio Sandri
	Title:	Chief Financial Officer

TO-RICOS, LTD.

	By:	/s/ Fabio Sandri
	Name:	Fabio Sandri
	Title:	Chief Financial Officer

TO-RICOS DISTRIBUTION, LTD.

	By:	/s/ Fabio Sandri
	Name:	Fabio Sandri
	Title:	Chief Financial Officer

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

OTHER LOAN PARTIES:	PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

	By:	/s/ Fabio Sandri
	Name:	Fabio Sandri
	Title:	Chief Financial Officer

JFC LLC

	By:	/s/ Fabio Sandri
	Name:	Fabio Sandri
	Title:	Chief Financial Officer

GOLD’N PLUMP POULTRY, LLC

	By:	/s/ Fabio Sandri
	Name:	Fabio Sandri
	Title:	Chief Financial Officer

GOLD’N PLUMP FARMS, LLC

	By:	/s/ Fabio Sandri
	Name:	Fabio Sandri
	Title:	Chief Financial Officer

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

	By:	/s/ Eric J. Rogowski
	Name:	Eric J. Rogowski
	Title:	Executive Director

	By:	/s/ Nader Pasdar
	Name:	Nader Pasdar
	Title:	Managing Director

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMERICAN AGCREDIT, PCA, as a Lender

By:	/s/ Bradley K. Leafgren
Name:	Bradley K. Leafgren
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By:	/s/ Stewart Kalish
Name:	Stewart Kalish
Title:	Executive Director

By:	/s/ Michaelene Donegan
Name:	Michalene Donegan
Title:	Executive Director

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[INTENTIONALLY OMITTED]

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[INTENTIONALLY OMITTED]

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[INTENTIONALLY OMITTED]

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Gordon MacArthur
Name:	Gordon MacArthur
Title:	Authorized Signatory

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[INTENTIONALLY OMITTED]

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Harry J. Brown
Name:	Harry J. Brown
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Lender

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[INTENTIONALLY OMITTED]

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[INTENTIONALLY OMITTED]

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

COMPEER FINANCIAL, PCA (as successor to AGSTAR FINANCIAL SERVICES, PCA), as a Lender

By:	/s/ Lee Fuchs
Name:	Lee Fuchs
Title:	Director, Capital Markets

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[INTENTIONALLY OMITTED]

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

COBANK, FCB, as a Lender

By:	/s/ James H. Matzat
Name:	James H. Matzat
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

COMPEER FINANCIAL, FLCA (as successor to 1ST FARM CREDIT SERVICES, FLCA and BADGERLAND FINANCIAL, FLCA), as a Voting Participant

By:	/s/ Lee Fuchs
Name:	Lee Fuchs
Title:	Director, Capital Markets

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AGFIRST FARM CREDIT BANK, as a Voting Participant

By:	/s/ Matt Jeffords
Name:	Matt Jeffords
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT BANK OF TEXAS, as a Voting Participant

By:	/s/ Alan Robinson
Name:	Alan Robinson
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT WEST, FLCA, as a Voting Participant

By:	/s/ Ben Madonna
Name:	Ben Madonna
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT MID-AMERICA, FLCA, as a Voting Participant

By:	/s/ Matthew Dixon
Name:	Matthew Dixon
Title:	Credit Officer Capital Markets

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FCS COMMERCIAL FINANCE GROUP, for AGCOUNTRY FARM CREDIT SERVICES, FLCA, as a Voting Participant

By:	/s/ Daniel J. Best
Name:	Daniel J. Best
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Voting Participant

By:	/s/ Bruce Dean
Name:	Bruce Dean
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant

By:	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	VP of Capital Markets

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

NORTHWEST FARM CREDIT SERVICES, FLCA, as a Voting Participant

By:	/s/ Paul Hadley
Name:	Paul Hadley
Title:	Vice President

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

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